UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURTIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 15, 2002

                                MONSANTO COMPANY
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               (Exact Name of Registrant as Specified in Charter)

       Delaware                     001-16167                      43-1878297
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(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
   of Incorporation)                                         Identification No.)

                          800 North Lindbergh Boulevard
                            St. Louis, Missouri 63167
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (314) 694-1000



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ITEM 5.  OTHER EVENTS

          Solutia Inc. ("Solutia") is defending itself and Pharmacia Corporation ("Pharmacia") in a property damage suit in connection with Commonwealth of Pennsylvania, Department of General Services, et al. v. United States Mineral Products, et al., currently pending in state court in Pennsylvania. The trial court entered judgment on October 17, 2002, in the amount of $59.5 million and Solutia is appealing as a matter of right to the Pennsylvania Supreme Court. Under Pennsylvania law, an appeal bond in the amount of 120% of the judgment, or $71.4 million in this case, is required to be posted in order to stay execution of the judgment pending appeal of the judgment.

         Monsanto Company ("Monsanto"), Pharmacia and Solutia entered into a Protocol Agreement dated November 15, 2002, setting forth certain agreements relating to the Pennsylvania action (the "Agreement"). The Agreement sets forth the understandings of the parties concerning the posting of the appeal bond and other matters. A copy of the agreement is filed as Exhibit 99.1 to this Report.

         On November 15, 2002, pursuant to the Agreement, Monsanto posted the required appeal bond and Solutia delivered to Monsanto a letter of credit for the benefit of Monsanto in the amount of $20 million in order to secure a portion of Monsanto's obligations in connection with the appeal bond. In order to obtain the appeal bond the issuing surety required Monsanto to collateralize a portion of the appeal bond. As a result, Monsanto provided $25 million in cash collateral to the issuing surety. Monsanto intends to promptly replace this cash collateral with a $25 million letter of credit for the benefit of the issuing surety. The Agreement also requires Solutia to reimburse or pay directly to Monsanto all of Monsanto's out-of-pocket expenses incurred in connection with obtaining the appeal bond and, because Monsanto has provided the collateral required to secure the appeal bond, the Agreement gives Monsanto control of all decisions regarding settlement of this matter.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)       Exhibits

          99.1 Protocol Agreement dated November 15, 2002, among Pharmacia Corporation, Solutia Inc. and Monsanto Company



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

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 18, 2002
                                      MONSANTO COMPANY



                                      By:      /s/ Michael L. DeCamp
                                      ------------------------------------------
                                      Name:  Michael L. DeCamp
                                             Assistant Secretary

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

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------

99.1 Protocol Agreement dated November 15, 2002, among Pharmacia Corporation, Solutia Inc. and Monsanto Company


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